EXHIBIT 23.4

June 10, 1998

BERNARDO VILLEGAS PEREZ
Contador Publico
Martricula 4962A

                         CONSENT OF INDEPENDENT AUDITOR

I hereby consent to the incorporation by reference in the prospectus constituting part of this Registration Statement on Form S-3 of my report dated March 15, 1996 appearing on pages F-2 and F-3 of American International Petroleum Corporation's Annual Report on Form 10-K for the year ended December 31, 1995. I also consent to the reference to me under the heading "Expert" in such Prospectus.

/s/ BERNARDO VILLEGAS PEREZ
BERNARDO VILLEGAS PEREZ
Auditor
Professional Card No., 4962-A